Exhibit 10.13

FOREST CITY REALTY TRUST, INC.
RESTRICTED SHARES AGREEMENT

THIS RESTRICTED SHARES AGREEMENT (this “Agreement”) effective as of _____________ is made by and between Forest City Realty Trust, Inc. (the “Company”), and _________, the Grantee (the “Grantee”). All capitalized terms have the meanings set forth in the Forest City Realty Trust, Inc. 1994 Stock Plan (the “Plan”) unless otherwise specifically provided.
WHEREAS, the Board of Directors is of the opinion that the interests of the Company and its shareholders will be advanced by affording present and future executives and key employees an opportunity to secure stock ownership in the Company; and
WHEREAS, the execution of a restricted shares agreement substantially in the form hereof has been authorized by a resolution of the Committee duly adopted on ___________________.
NOW, THEREFORE, pursuant to the Plan, and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby confirms to the Grantee, effective as of ___________(the “Date of Grant”), the number of Restricted Shares that are shown on the signature page of this Agreement as the Original Award.
1.    Definitions. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided. As used in this Agreement, the following terms have the following meanings:
“Cause” means gross neglect of duty, dishonesty, conviction of a felony, disloyalty, intoxication, drug addiction, or other similar misconduct adverse to the best interests of the Company.
“Disability” means disability as defined in the Long Term Disability Plan of the Company (or a Subsidiary, as applicable), as amended from time to time.
“Original Award” means the number of Shares indicated as the Original Award on the signature page of this Agreement.
2.    Issuance of Restricted Shares. The Shares will be treated as issued on the Date of Grant as fully paid and nonassessable Shares, which will be uncertificated, recorded in book-entry form by the Company or its transfer agent, and will bear a legend referring to the restrictions set forth in this Agreement.
3.    Restriction on Transfer. The Shares may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until they have become nonforfeitable in accordance with Section 4 of this Agreement. Any purported transfer, encumbrance or other disposition of the Shares that is in violation of this Section 3 will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Shares.

4.    Vesting.
(a)    The Shares will become nonforfeitable upon the occurrence of the following:

Amount Nonforfeitable	Date Nonforfeitable
____ of the Original Award	________ anniversary of the Date of Grant.
____ of the Original Award	_________ anniversary of the Date of Grant.
____ of the Original Award	_________ anniversary of the Date of Grant.

(b)    Notwithstanding the provisions of Section 4(a) or Section 5, all of the Shares will immediately become nonforfeitable if the Grantee:

(i)	ceases to be employed by the Company or a Subsidiary due to the Grantee’s death or Disability,

(ii)	ceases to be employed by the Company or a Subsidiary due to the Grantee’s Retirement, with the consent of the Committee, or

(iii)	ceases to be employed by the Company or a Subsidiary as the result of a termination by the employer without Cause.
5.    Termination of Rights and Forfeiture of Shares. Except for Shares that have become nonforfeitable, all of the Shares will be forfeited if the Grantee ceases to be employed by the Company or a Subsidiary at any time prior to the ___________anniversary of the Date of Grant.
6.    Dividend, Voting and Other Rights. Except as otherwise provided in this Agreement, the Grantee will have all of the rights of a shareholder with respect to the Shares, including the right to vote the Shares and receive any dividends that may be paid thereon; provided, however, that any additional Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company will be subject to the same restrictions as the Shares.
7.    Agreement Subject to Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Grantee hereby acknowledges receipt of a copy of the Plan.
8.    Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal, state and other applicable securities laws with respect to the Restricted Shares; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

9.    Withholding Taxes. To the extent the Company or a Subsidiary is required to withhold any taxes in connection with the vesting of Shares under this Agreement, then the Grantee shall surrender to the Company a number of the Shares granted hereunder with a value equal to the required withholding (based on the fair market value of the Shares on the date of surrender); provided that in no event shall the value of the Shares surrendered exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. If the Company or any Subsidiary is required to withhold any taxes other than in connection with the vesting of Shares under this Agreement (including such taxes as may be required to be withheld in connection with the payment of dividends), then the Company or Subsidiary (as applicable) shall have the right in its sole discretion to (a) withhold such required tax withholding from dividends paid under this Agreement, (b) require the Grantee to pay or provide for payment of the required tax withholding, or (c) deduct the required tax withholding from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to the Grantee (other than deferred compensation subject to Section 409A of the Code).
10.    Employment Rights. Nothing contained in the Plan or this Agreement shall confer upon the Grantee any right to be continued in the employment of the Company or any Subsidiary, or interfere in any way with the right of the Company, or such Subsidiary, to terminate his or her employment at any time.
11.    Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any insurance coverage available to any beneficiary under any insurance plan covering employees of the Company or a Subsidiary.
12.    Severability. In the event that one or more of the provisions of this Agreement are invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.
13.    Governing Law. This Agreement is made under, and will be construed in accordance with, the internal substantive laws of the State of Maryland without regard to conflict of law principles of such state.
14.    Restrictive Legends. The Grantee acknowledges that the Shares are subject to the terms of this Agreement and to transfer restrictions imposed by the securities laws, and that each book entry in respect of the Shares will bear a restrictive legend substantially as follows:
The Shares represented by this entry were issued pursuant to a Restricted Shares Agreement effective as of ________ between Forest City Realty Trust, Inc. and the holder named herein, and are subject to the terms and conditions, including restrictions on transfer, of that Agreement. Any purported transfer, encumbrance or other disposition in violation of that Agreement will be null and void.

15.    Entire Agreement. Subject to Section 7, this Agreement represents the entire agreement between the Company and the Grantee with respect to these Restricted Shares and supersedes all prior agreements whether in writing or otherwise.
The undersigned Grantee hereby accepts the award of Restricted Shares granted pursuant to this Agreement, subject to the terms and conditions of the Plan and the terms and conditions set forth herein.

___________________________________________
[Name]

Date:_______________________________

Executed in the name and on behalf of the Company at Cleveland, Ohio as of the ___ day of ____________, _________.

FOREST CITY REALTY TRUST, INC.

By:
Name: David J. LaRue
Title:     President and Chief Executive Officer

Date of Grant:

Original Award: Restricted Shares

1009917.3